UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2013

GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5734 Yonge Street, Suite 300 North York, Ontario, Canada M2M 4E7
(Address of principal executive offices)

(416) 222-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prepared By:

Sunny J. Barkats, Esq.

JSBarkats, PLLC

18 East 41st Street, 19th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Item 1.01 Entry Into a Material Definitive Agreement.

On October 14, 2014, GreeneStone Healthcare Corporation, a Colorado corporation (the “Registrant”), entered into a Letter Agreement with Source Capital Group, Inc. (“SCG”) under which SCG has an exclusive engagement as the Registrant’s financial adviser to provide the Registrant with up to $40,000,000 in a structured term debt facility (“Financing”). The Registrant will use the Financing for acquisitions, refinancing its capital structure and general working capital.

Upon signing of a term sheet for any Financing, the Registrant will pay SCG a non-refundable retainer fee. The Registrant can apply the amount of the retainer against any cash fees payable to SCG at the closing for the Financing (which fees are briefly described below).

At the closing for any Financing, the Registrant will pay SCG a cash fee plus warrants to purchase a percentage of the number of shares or warrants issued to the lender or investor providing the Financing.

The term of the Letter Agreement is 90 days and will automatically renew for successive 30 day periods unless either the Registrant or SCG gives 30 days’ notice of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENESTONE HEALTHCARE CORPORATION

Date: October 20, 2014	By:	/s/ Shawn E. Leon
Name: Shawn E. Leon
Title: Chief Executive Officer